EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his knowledge:

1.	The Annual Report on Form 10-K of TerreStar Corporation, for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of TerreStar Corporation

March 12, 2009	By:	/S/ JEFFREY W. EPSTEIN
Jeffrey W. Epstein
President

March 12, 2009	By:	/S/ VINCENT LOIACONO
Vincent Loiacono
Chief Accounting Officer

A signed original of this written statement has been provided to TerreStar Corporation and will be retained by TerreStar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.